                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                KCS ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                KCS ENERGY, INC.
                          PRINCIPAL EXECUTIVE OFFICE:
                                5555 SAN FELIPE
                              HOUSTON, TEXAS 77056
                                 (713) 877-8006

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To the Stockholders:

     The Annual Meeting of Stockholders of KCS Energy, Inc. (the "Meeting") will be held on May 23, 2002, at the Marriott Hotel, 1750 West Loop South, Houston, Texas, at 9:00 a.m. local time for the following purposes:

          1. To elect three directors to serve until the Annual Meeting of Stockholders in 2005;

          2. To take action upon any other business as may properly come before the Meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 1, 2002, as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ FREDERICK DWYER
                                          Frederick Dwyer
                                          Secretary

April 18, 2002

                                   IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING. PLEASE USE THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                                KCS ENERGY, INC.
                                5555 SAN FELIPE
                              HOUSTON, TEXAS 77056
                                 (713) 877-8006

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     The Proxy Statement and the accompanying Proxy Card are being mailed to stockholders, commencing April 18, 2002, in connection with the solicitation by the Board of Directors of KCS Energy, Inc. (the "Corporation" or "KCS") of proxies to be used at the Annual Meeting (the "Meeting") of the stockholders of the Corporation to be held on May 23, 2002, at the hour and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

                        PERSONS MAKING THE SOLICITATION

     This solicitation is made on behalf of the Board of Directors of the Corporation. The cost of soliciting these proxies will be borne by the Corporation, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy materials to and solicitation of proxies from the beneficial owners of shares held by such persons. The solicitation will be initially by mail and it may later be decided to make further solicitations by mail, telephone, telex, facsimile or personal call by directors, officers and employees of the Corporation and its subsidiaries, or by use of an independent proxy solicitor.

               VOTING SECURITIES AND OWNERSHIP THEREOF BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     As of April 1, 2002, there were outstanding 35,648,932 shares of the Corporation's Common Stock, which is the only class of capital stock entitled to vote at the Meeting. These shares were held by 1,152 holders of record. Each holder of Common Stock is entitled to one vote for each share held. As stated in the Notice of Annual Meeting, holders of record of the Common Stock at the close of business on April 1, 2002, will be entitled to vote at the Meeting or any adjournment thereof. The Corporation has 15,500 shares of Series A Convertible Preferred Stock ("Convertible Preferred Stock") outstanding, the holders of which are not entitled to vote at the Meeting.

     (a) Under the rules of the Securities and Exchange Commission, for the purpose of the following table, a beneficial owner of a security includes any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such security. To the knowledge of the Corporation, the following persons owned beneficially more than 5% of the outstanding Common Stock of the Corporation as of April 1, 2002:

NAME AND ADDRESS OF                                     NO. OF SHARES OF        % OF CLASS
BENEFICIAL OWNER                                          COMMON STOCK          OUTSTANDING
-------------------                                     ----------------        -----------
Fidelity Management & Research Company..............     3,419,500               9.65%
  82 Devonshire Street
  Boston, MA 02109
Stewart B. Kean.....................................     2,776,196  (1)(2)       7.83%
  P.O. Box 1
  Elizabeth, NJ 07207
I.G. Investment Management, LTD.....................     2,106,761               5.94%
  One Canada Centre
  447 Portage Avenue
  Winnipeg, Manitoba

---------------

(1) Includes shares that are allocated to the beneficial owner's account under 401(k) plans.

(2) Includes 1,025,648 shares held by certain family trusts as to which Mr. Kean shares voting and investment power.

     (b) The following information pertains to KCS Common Stock beneficially owned, directly or indirectly, by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers of KCS as a group as of April 1, 2002:

                                                        SHARES OWNED
                                                       BENEFICIALLY(1)        PERCENT OF CLASS
                                                       ---------------        ----------------
Stewart B. Kean......................................      2,776,196(2)(3)(4)       7.83%
James W. Christmas...................................      1,133,557(2)(4)(5)       3.15%
William N. Hahne.....................................        269,149(2)(4)             *
Joel D. Siegel.......................................        245,945(4)(6)             *
Harry Lee Stout......................................        191,842(2)(4)             *
J. Chris Jacobsen....................................        114,003(2)(4)             *
Frederick Dwyer......................................         62,062(2)(4)             *
Christopher A. Viggiano..............................         48,549(4)                *
James E. Murphy, Jr..................................         29,445(4)                *
Robert G. Raynolds...................................         19,894(4)(7)             *
G. Stanton Geary.....................................          9,635(4)                *
11 Directors and Officers as a group.................      4,900,277(8)            13.41%

---------------

 * Less than 1%

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes shares that are allocated to the beneficial owner's account under the Corporation's 401(k) plan.

(3) Includes 1,025,648 shares held by certain family trusts, as to which Mr. Kean shares voting and investment power.

(4) Includes shares: (i) issuable upon conversion of the Convertible Preferred Stock (66,667 each for Messrs. Christmas and Siegel; 25,333 shares for Mr. Hahne; and 4,000 shares each for Messrs. Jacobsen and Dwyer); (ii) that are the subject of restricted stock grants under which the grantee has voting rights but disposition rights are currently restricted (192,546 shares for Mr. Christmas, 120,455 shares for Mr. Hahne, 49,819 shares for Mr. Stout, 56,273 shares for Mr. Jacobsen, and 27,353 shares for Mr. Dwyer) and (iii) that may be purchased as a result of options granted that are exercisable within 60 days of April 1, 2002 (131,387 shares for Mr. Christmas, 89,260 shares for Mr. Hahne, 59,170 shares for Mr. Stout, 37,041 shares for Mr. Jacobsen, 12,795 shares for Mr. Dwyer and 1,000 each for Messrs. Kean, Siegel, Viggiano, Murphy, Raynolds and Geary).

(5) Includes 36,000 shares held in trusts established for the benefit of Mr. Christmas' children, the beneficial ownership of which is disclaimed.

(6) Includes 16,000 shares held in trusts established for the benefit of Mr. Siegel's children, the beneficial ownership of which is disclaimed.

(7) Includes 6,824 shares held in trusts established for the benefit of Mr. Raynolds children, the beneficial ownership of which is disclaimed.

(8) Includes 948,766 shares: (i) that are issuable upon conversion of the beneficial owner's Convertible Preferred Stock; (ii) that are the subject of restricted stock grants under which the beneficial owner has voting rights but disposition rights are currently restricted; and (iii) that may be purchased as a result of options granted that are exercisable within 60 days of April 1, 2002.

                             ELECTION OF DIRECTORS

     The By-Laws of the Corporation provide that the Board of Directors shall consist of a minimum of three and a maximum of twelve directors. The Board of Directors has fixed at seven the number of directors of the Corporation. The Corporation's By-Laws also provide that the Board of Directors shall be divided into three classes with directors in each class serving three-year terms.

     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for James W. Christmas, Joel D. Siegel and Christopher A. Viggiano as directors of the Corporation for three-year terms expiring at the Annual Meeting of Stockholders in the year 2005 or until their successors are elected or appointed. Messrs. Christmas, Siegel and Viggiano are presently serving as directors of the Corporation.

     Should any nominee become unable or refuse to accept nomination or election as a director, it is intended that the persons named as proxies will vote for the election of such other person for such office as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why either of the nominees might be unable or refuse to accept nomination or election. Information is set forth below regarding the principal occupation of each nominee and each of the other directors of the Corporation who will continue in office after the Meeting.

NAME, AGE AND POSITION                     PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
----------------------                     -------------------------------------------
JAMES W. CHRISTMAS, 54...................  Mr. Christmas has served as director,
Member, Executive Committee                President and Chief Executive Officer of
                                           the Corporation since 1988. Mr. Christmas'
                                           term expires in 2002 and if re-elected, his
                                           new term will expire in 2005.
JOEL D. SIEGEL, 60.......................  Mr. Siegel has served as director since
Member, Executive and Compensation         1988. He is an attorney-at-law and has been
Committees                                 president of the law firm of Orloff,
                                           Lowenbach, Stifelman & Siegel, P.A.,
                                           Roseland, NJ, since 1975. Mr. Siegel's term
                                           expires in 2002 and if re-elected, his new
                                           term will expire in 2005.
CHRISTOPHER A. VIGGIANO, 48..............  Mr. Viggiano has served as director since
Member, Audit and Compensation Committees  1988. He has been President, Chairman of the Board and majority owner of O'Bryan
                                           Glass Corp., Queens, NY since December
                                           1991. He is a Certified Public Accountant.
                                           Mr. Viggiano's term expires in 2002 and if
                                           re-elected, his new term will expire in
                                           2005.
G. STANTON GEARY, 67.....................  Mr. Geary has served as director since
Member, Audit Committee                    1988. He is proprietor of Gemini
                                           Associates, Pomfret, CT, a venture capital
                                           consulting firm, and was business manager
                                           of the Rectory School, Pomfret, CT from
                                           1987 through 1997. Mr. Geary's term expires
                                           in 2004.
ROBERT G. RAYNOLDS, 50...................  Mr. Raynolds has served as director since
Member, Audit Committee                    1995. He has been an independent consulting
                                           geologist for several major and independent
                                           oil and gas companies from 1992 until the
                                           present and was a geologist with Amoco
                                           Production Company from 1983 until 1992.
                                           Mr. Raynolds' term expires in 2004.

NAME, AGE AND POSITION                     PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
----------------------                     -------------------------------------------
STEWART B. KEAN, 67......................  Mr. Kean has served as Chairman of the
Chairman, Member, Executive Committee      Board of Directors since 1988. Mr. Kean
                                           served as President of Utility Propane
                                           Company, a former subsidiary, from 1965 to
                                           1989. He is past President of the National
                                           LP Gas Association and past President of
                                           the World LP Gas Forum. He currently serves
                                           as President of the Liberty Hall
                                           Foundation. Mr. Kean's term expires in
                                           2003.
JAMES E. MURPHY, JR., 45.................  Mr. Murphy has served as director since
Member, Compensation Committee             1988. He leads his own political and
                                           governmental relations consulting firm
                                           offering strategic planning and management
                                           consulting services to Republican
                                           candidates nationwide, with extensive
                                           experience at the presidential, state and
                                           congressional levels. Based in Potomac,
                                           Maryland, he also advises corporations and
                                           industry groups on strategic planning,
                                           governmental relations and grassroots
                                           lobbying projects. Mr. Murphy's term
                                           expires in 2003.

     RELATIONSHIPS: Mr. Raynolds is Mr. Kean's nephew. During 2001, the Corporation retained, and paid professional fees to, the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., of which Joel D. Siegel, a KCS director, is a member. It is the opinion of management that the professional fees charged are comparable to the fees of other law firms of similar size and expertise.

               INFORMATION CONCERNING THE BOARD OF DIRECTORS AND
                               CERTAIN COMMITTEES

     The Board of Directors held a total of nine meetings during 2001. Messrs. Christmas, Kean, Geary, Raynolds, Siegel and Viggiano attended each of the meetings. Mr. Murphy attended six of the meetings. With the exception of Mr. Murphy, who attended three of the four Compensation Committee meetings, each director attended all of the meetings of the committees of which he is a member.

     The Board of Directors has the following committees; (i) an Executive Committee composed of Messrs. Kean, Christmas and Siegel; (ii) an Audit Committee composed of Messrs. Geary, Raynolds and Viggiano; and (iii) a Compensation Committee composed of Messrs. Murphy, Siegel and Viggiano. The Executive Committee performs the duties of the Board of Directors during intervals between regular Board meetings. The Executive Committee met once during 2001. The Audit Committee recommends the appointment of independent auditors, reviews the results of audit engagements and fees, and reviews the adequacy of internal controls. The Audit Committee met three times during 2001. The Compensation Committee makes recommendations as to the compensation and certain benefits to be paid to officers and key employees of the Corporation. The Compensation Committee met four times during 2001. The Corporation does not have a nominating committee.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is composed of three non-employee directors of the Corporation. The Committee is charged with determining the compensation for the senior executives of KCS and its subsidiaries (approximately eight persons), including the granting of awards to such executives under the various incentive compensation programs maintained by the Corporation. The Committee reviews individual performance and the performance of the Corporation and each business unit.

COMPENSATION PHILOSOPHY AND POLICIES

     The objective of the KCS executive compensation program is to motivate and reward senior executives who are responsible for realizing financial and strategic objectives that are integral to the Corporation's success and the resultant enhancement of stockholder value. The program is intended to enable the Corporation to attract, retain, motivate and reward executive talent of the highest caliber. The program is also intended to be competitive with companies which are competitors of KCS.

     The Corporation intentionally pays annual base salaries to senior executives that are at or slightly below the competitive market. The base salaries are supplemented by an annual incentive bonus plan (described below), which is based upon performance. The Corporation's philosophy is to have a major portion of total compensation based upon long-term results, emphasizing increased stockholder value. To this end, the Corporation utilizes stock options and restricted stock grants.

     The Committee relies upon compensation comparisons with other companies in the industry in order to determine the competitiveness of its executive compensation program. From time to time, the Committee engages independent compensation experts to assist the Committee in its information gathering and compensation package design functions.

     Once the competitiveness and effectiveness of the Corporation's programs are evaluated, and the results of operations for the prior year are available, the Committee establishes increases to base pay levels, annual bonus plan payouts and grants of restricted stock and stock options. In determining salary adjustments and incentive payments for the executives (other than Mr. Christmas and Mr. Hahne), the Committee also considers recommendations made by Mr. Christmas and Mr. Hahne.

BASE PAY

     Effective February 1, 2001, the Corporation granted base salary increases to its Executive Officers of approximately 5.3%. The base pay increases, while subjectively determined, considered increases in the cost of living and the individual's current performance, experience, and scope of responsibilities, as well as the competitive environment for comparable positions within the industry.

ANNUAL INCENTIVE AWARDS

     The Corporation's annual incentive bonus program is designed to reward executives for the achievement of annual performance objectives. Each business unit and the Corporation as a whole are given performance targets. The target bonus of each executive is expressed as a percentage of annual base pay, usually between 15% and 55%, depending on the executive's position. For performance results in excess of the target, the annual cash incentive award increases, up to maximum levels, which are set at 30% to 110% of annual base pay, depending on the executive's position. The performance objectives for each executive are related both to the direct responsibilities of that executive and overall corporate results. That is, an executive responsible for a certain business unit will have both business unit and overall corporate objectives to meet. Executives employed by KCS Energy, Inc. (corporate level) are given objectives based on overall corporate performance. Performance criteria are chosen annually for their potential contribution to the creation of stockholder value, and include such measures as production levels, oil and gas reserves added, finding and development costs, increase in the value (PV10) of oil and gas reserves, debt reduction, and cash flow. With the exception of the Mid-Continent division, no incentive compensation was paid to the executive officers in 1999 as 1998 performance objectives in other business units and at the corporate level were not achieved. The Corporation made incentive compensation payments in April 2000 based on 1999 performance to each executive officer except Mr. Christmas whose 1999 incentive compensation payment was deferred until January 2001. In April 2001, the Corporation made incentive compensation payments to each executive officer based on performance in 2000.

LONG-TERM INCENTIVE

     The Corporation uses stock options and restricted stock to reward executives based upon the long-term performance of the Corporation.

     Under the Corporation's 1992 Stock Plan, officers and key employees of the Corporation were eligible to receive grants of stock options, restricted stock and bonus stock. No stock options, restricted stock or bonus stock grants were issued in 1999 or 2000. On January 30, 2001, the United States Bankruptcy Court for the District of Delaware confirmed the KCS Energy, Inc. Plan of Reorganization (the "Plan") under Chapter 11 of Title 11 of the United States Bankruptcy Code after the Plan was overwhelmingly accepted by the Corporation's creditors and stockholders. On February 20, 2001, the Corporation completed the necessary steps for the Plan to go effective and emerged from bankruptcy. In connection with the Plan, the 1992 Stock Plan was cancelled and the 2001 Stock Plan was adopted. Grants for up to 4,362,868 shares of KCS common stock may be made under the 2001 Stock Plan.

     The Corporation uses grants of stock options and restricted stock to closely align executives' financial interests with those of stockholders. The Committee considers individual and overall Corporation or business unit performance as well as recommendations from independent compensation consultants in determining the number of shares of restricted stock and stock options granted. Options are granted at fair market value as of the date of grant, and generally vest one-third per year beginning one year after the grant. Restricted stock grants generally vest three years after the date of grant, but in some instances are subject to accelerated vesting if established performance criteria are achieved.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee applies the same philosophy in determining the compensation of the chief executive officer, Mr. Christmas, as it applies to other executives; that is, to maintain base salary at or slightly below market, with emphasis placed on incentive compensation.

     Because of the 1999 salary freeze for senior management and the Chapter 11 proceedings in 2000, Mr. Christmas did not receive a base pay increase in either year. His salary was increased by 3.1% in February 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Joel D. Siegel, Chair of the Committee, is a member of the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., which receives professional fees for legal services performed for the Corporation.

COMPENSATION COMMITTEE MEMBERS

                                          Joel D. Siegel, Chair
                                          James E. Murphy, Jr.
                                          Christopher A. Viggiano

                               EXECUTIVE OFFICERS

     In addition to Mr. Christmas, who is also a director of the Corporation, the following persons served as executive officers of the Corporation, at the discretion of the Board of Directors, during 2001:

NAME                                        AGE                    POSITION
----                                        ---                    --------
William N. Hahne..........................  50    Executive Vice President and Chief
                                                  Operating Officer
Harry Lee Stout...........................  54    Senior Vice President, Marketing and Risk
                                                  Management
J. Chris Jacobsen.........................  46    Senior Vice President, Mid-Continent
                                                  Division
Frederick Dwyer...........................  42    Vice President, Controller and Secretary

     William N. Hahne was appointed Executive Vice President of KCS Energy, Inc. in March 2002 and served as Senior Vice President and Chief Operating Officer of KCS since April 1998. He is a Registered Petroleum Engineer and has 29 years experience with various major independent exploration and production companies. Prior to joining KCS, Mr. Hahne was employed by LL&E from October 1993 to October 1997 where he held a number of positions, including Worldwide Operations Vice President. From October 1997 to April 1998, Mr. Hahne served as Vice President of International & Onshore for Burlington Resources Inc.

     Harry Lee Stout was appointed Senior Vice President, Marketing and Risk Management of KCS Energy, Inc. in March 2002 and has served as President of KCS Energy Marketing, Inc. since August 1991 and President of KCS Energy Services, Inc. since September 1996. He served as President of the Company's natural gas marketing and transportation subsidiaries from August 1991 until the discontinuation of those operations in 1997.

     J. Chris Jacobsen was appointed Senior Vice President, Mid-Continent Division of KCS Energy, Inc. in March 2002 and has served as Vice President, Engineering and Portfolio Development since May 1998 and Senior Vice President of KCS Medallion Resources, Inc. (which merged into KCS Resources, Inc. on December 31, 2001) since 1994. From 1982 to 1994 he was employed by Netherland, Sewell & Associates, where he served in various positions, with his last position being Senior Vice President. From 1977 to 1982 he was employed by Exxon Company U.S.A., where he held various engineering and supervisory positions.

     Frederick Dwyer has served as Vice President and Controller of the Corporation since March 1997 and Secretary of the Corporation since May 1998. He served as Assistant Vice President and Controller from May 1996 to March 1997. Mr. Dwyer joined the Corporation upon its formation in 1988, holding various management and supervisory positions. He is a certified public accountant and began his career with Peat, Marwick, Mitchell & Co.

                             EXECUTIVE COMPENSATION

     The following tables and discussion, based on December 31 year-end periods, summarize the compensation of the chief executive officer of the Corporation and each Executive Officer of the Corporation (as defined by Securities and Exchange Commission regulations) whose total annual salary and bonus is greater than $100,000 for 2001.

                           SUMMARY COMPENSATION TABLE

                 (a)                      (b)        (c)       (d)         (e)            (f)             (g)            (h)
                                                                                               LONG TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                                                      ----------------------------
                                                                                       RESTRICTED
                                                                          OTHER         STOCK &        OPTIONS/          ALL
                                                              BONUS       ANNUAL          CASH           SARS           OTHER
                                        CALENDAR   SALARY     AWARD    COMPENSATION      AWARDS         AWARDS       COMPENSATION
NAME AND POSITION                         YEAR       ($)     ($)(1)        ($)           ($)(2)      (# SHARES)(3)      ($)(4)
-----------------                       --------   -------   -------   ------------   ------------   -------------   ------------
James W. Christmas....................    2001     348,477   372,307           --      1,055,463        347,109         10,200
  President and Chief Executive
  Officer                                 2000     338,000        --           --             --             --          9,996
                                          1999     338,000        --           --             --             --          5,000
William N. Hahne......................    2001     271,791   162,500           --        288,723        230,520         10,200
  Executive Vice President and            2000     250,000    53,900           --             --             --          9,554
  Chief Operating Officer                 1999     230,000        --           --             --             --          5,000
Harry Lee Stout.......................    2001     190,454    55,000           --        136,544        142,340         10,200
  Senior Vice President, Marketing        2000     183,000    14,917           --             --             --         60,996
    and Risk Management                   1999     170,000        --           --             --             --          5,000
J. Chris Jacobsen.....................    2001     173,717    55,000           --        128,406         98,082         10,200
  Senior Vice President,                  2000     165,000    19,249           --             --             --         52,669
    Mid-Continent Division                1999     145,000    21,750           --             --             --          4,350
Frederick Dwyer.......................    2001     125,230    35,000           --         56,169         35,589          9,087
  Vice President, Controller              2000     117,692    25,000           --             --             --          6,735
    and Secretary                         1999     104,231        --           --             --             --         59,232

---------------
NOTES:

(1) The amounts set forth in column (d) for a given year are for performance during the prior year. The amount set forth in column (d) for 2001 for Mr. Christmas includes an amount for performance in 1999, payment of which was deferred during the Company's reorganization.

(2) On February 20, 2001, restricted stock awards were granted to all employees, including the Executive Officers which vest over a period of years. At December 31, 2001, there were 479,297 shares of restricted stock outstanding with an aggregate value of $1,461,856 based on the $3.05 closing price of KCS Energy, Inc. common stock. The amounts set forth in column (f) above are based on the price of KCS Energy, Inc. common stock on February 20, 2001 ($5.21) and vest on February 20, 2004, except that certain restricted stock grants were subject to accelerated vesting if performance criteria were met. Since the performance criteria were met, the following vested in 2002; 129,584 shares for Mr. Christmas, 10,417 shares for Mr. Hahne, 5,208 shares for Mr. Stout, 3,646, shares for Mr. Jacobsen, and 781 shares for Mr. Dwyer. The Company does not currently pay dividends on its common stock.

(3) The amounts set forth in column (g) represent the number of stock options granted in the year under the KCS Energy, Inc. 2001 Stock Plan.

(4) Amounts shown in column (h) include amounts contributed by the Corporation as 50% matching contributions for up to the first 6% of base salary contributed by the named individual to the KCS Savings and Investment Plan and the pro rata share of the Corporation's discretionary profit sharing contribution for each fiscal year made on behalf of the named individual to the KCS Savings and Investment Plan. In addition, the amounts reflected in column (h) reflect retention payments in 2000 to Mr. Stout of $51,000 and to Mr. Jacobsen of $43,500. The amount reflected in column (h) for Mr. Dwyer in 1999 includes a retention payment of $55,000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                     (a)                          (b)         (c)         (d)         (e)            (f)              (g)
                                                                                                     POTENTIAL REALIZABLE
                                                                                                             VALUE
                                                                                                       @ ASSUMED ANNUAL
                                                                                                             RATES
                                                                                                        OF STOCK PRICE
                                                                                                         APPRECIATION
                                                                                                        FOR OPTION TERM
                                                                                                -------------------------------
                                                                                                   IF STOCK         IF STOCK
                                                                                                    PRICE            PRICE
                                                                                                 APPRECIATES      APPRECIATES
                                                              % OF                                    5%              10%
                                                OPTIONS/     TOTAL                                 ANNUALLY         ANNUALLY
                                                  SARS      GRANTED     EXERCISE   EXPIRATION      THROUGH          THROUGH
NAME AND POSITION                               GRANTED     IN FY 01     PRICE        DATE           2011             2011
-----------------                               --------   ----------   --------   ----------   --------------   --------------
James W. Christmas............................   94,109         8%       $6.00     2/20/2011       $308,352        $  781,425
  President and Chief Executive Officer         253,000        20%       $5.21     2/20/2011       $828,965        $2,100,760
William H. Hahne..............................   74,520         6%       $6.00     2/20/2011       $244,168        $  618,769
  Executive Vice President and                  156,000        13%       $5.21     2/20/2011       $511,140        $1,295,330
  Chief Operating Officer
Harry Lee Stout...............................   70,340         6%       $6.00     2/20/2011       $230,472        $  584,061
  Senior Vice President, Marketing               72,000         6%       $5.21     2/20/2011       $235,911        $  597,845
  and Risk Management
J. Chris Jacobsen.............................   26,082         2%       $6.00     2/20/2011       $ 85,459        $  216,569
  Senior Vice President, Mid-Continent
  Division                                       72,000         6%       $5.21     2/20/2011       $235,911        $  597,845
Frederick Dwyer...............................    5,589         0%       $6.00     2/20/2011       $ 18,313        $   46,408
  Vice President, Controller and Secretary       30,000         2%       $5.21     2/20/2011       $ 98,296        $  249,102

---------------

(1) All options were granted under the KCS Energy, Inc. 2001 Stock Plan.

(2) The exercise price for all options granted during fiscal 2001 were equal to or approximated the fair market value of the Common Stock on the date of the grant. The options granted at $6.00 become exercisable in one-half increments at the end of each year following the date of grant. The options granted at $5.21 become exercisable in one-third increments at the end of each year following the date of the grant. Exercise rights and expiration dates may be affected by the death, retirement, termination of employment or disability of an optionee.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTION/SAR VALUES TABLE

                 (a)                       (b)           (c)              (d)              (e)            (f)            (g)
                                                                               NUMBER OF                       VALUE OF
                                                                              UNEXERCISED                 UNEXERCISED IN-THE-
                                                                            OPTIONS/SARS @                MONEY OPTIONS/SARS
                                                                             FY 01-END (#)                  @ FY 01-END ($)
                                         SHARES                     -------------------------------   ---------------------------
                                       ACQUIRED ON      VALUE
NAME AND POSITION                       EXERCISE     REALIZED (1)   EXERCISABLE (2)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------                      -----------   ------------   ---------------   -------------   -----------   -------------
James W. Christmas...................    120,000       563,196          131,387          215,722             --             --
  President and Chief Executive
  Officer
William N. Hahne.....................         --            --           89,260          141,260             --             --
  Executive Vice President and Chief
  Operating Officer
Harry Lee Stout......................         --            --           59,170           83,170             --             --
  Senior Vice President, Marketing
  and Risk Management
J. Chris Jacobsen....................         --            --           37,041           61,041             --             --
  Senior Vice President,
  Mid-Continent Division
Frederick Dwyer......................         --            --           12,795           22,794             --             --
  Vice President, Controller and
  Secretary

---------------

NOTES:

(1) Market value of underlying securities at date of exercise minus the exercise price.

(2) Options granted to these executives under the Corporation's stock plan become exercisable in equal installments over a period of two or three years from the date of grant.

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AGREEMENTS AND RETENTION AGREEMENTS:

     Messrs. Christmas, Hahne, Stout and Jacobsen are parties to employment agreements with the Corporation. The agreements for Messrs. Christmas and Hahne have terms of three (3) years that automatically extend each year thereafter. The Corporation is entitled to terminate the employment of each Executive at any time without cause. These agreements provide for annual base salaries (a minimum of $350,000 in the case of Mr. Christmas and $275,000 in the case of Mr. Hahne) and eligibility for an annual incentive bonus in accordance with the Corporation's annual incentive bonus program. If a change in control of the Corporation occurs prior to August 31, 2004 and, within the three (3) years after the change in control, the Corporation terminates the employment of Mr. Christmas or Mr. Hahne for other than cause, death or permanent disability, or the Executive terminates his employment for good reason (as defined therein), then the Executive is entitled, among other things, to be paid an amount equal to three (3) times his annual salary and annual incentive bonus. If the Corporation terminates the Executive for other than cause, death or permanent disability, or if the Executive terminates for good reason, at any time when the change in control provisions are not applicable, then the Corporation shall pay to the Executive, among other things, an amount equal to two (2) times his annual salary and annual incentive bonus.

     The employment agreements for Messrs. Stout and Jacobsen have terms expiring December 31, 2003 and, unless earlier terminated as provided therein, are renewed automatically from year to year thereafter unless notice of non-renewal is provided by either the Executive or the Corporation with at least one (1) year's prior notice. The Corporation is entitled to terminate the employment of each executive at any time without cause. These agreements provide annual base salaries (a minimum of $191,625 for Mr. Stout and $175,000 for Mr. Jacobsen) and eligibility for an annual incentive bonus in accordance with the Corporation's annual incentive bonus program. If a change in control of the Corporation occurs prior to August 31, 2004 and, within two (2) years after the change in control, the Corporation terminates the employment of Mr. Stout or Mr. Jacobsen for other than cause, death or permanent disability or the Executive terminates his employment for good reason (as defined therein), then the Executive is entitled, among other things, to be paid an amount equal to two (2) times his annual salary and annual incentive bonus. If the Corporation terminates the Executive for other than cause, death or permanent disability, or the Executive terminates for good reason, at any time when the change in control provisions are not applicable, then the Corporation shall pay to the Executive, among other things, an amount equal to his annual salary.

     Mr. Dwyer is a party to a change in control agreement with KCS. Pursuant to the terms of such agreement, if a change in control occurs on or before August 1, 2004, and within two years following the change in control, the executive's employment is terminated other than for cause (as defined therein) or by the executive for good reason (as defined therein), the executive is entitled, among other things, to be paid an amount equal to his annual base salary and an amount equal to any cash bonus payable to the executive for such year.

     Each of Messrs. Stout and Jacobsen was a party to a retention agreement during the Chapter 11 proceedings with KCS (the "Retention Agreements"). Pursuant to the terms of each Retention Agreement, a bonus was paid to the executive in April 2000 and September 2000 under the condition that the executive remained employed by KCS through such dates in the following amounts:
Mr. Stout, $25,500 and Mr. Jacobsen, $21,750.

COMPENSATION OF DIRECTORS

     Directors who are not executive officers of KCS are paid an annual retainer of $20,000 (paid one-half in cash and one-half in Common Stock). Each of these directors waived the annual retainer in 1999 and 2000. In 2001, the directors were paid a special retainer of $50,000 (paid one-half in cash and one-half in Common Stock). The special retainer considered, among other things, that the directors had waived their annual retainers during the reorganization process in 1999 and 2000. Directors who are not executive officers were paid $1,500 for each meeting of the Board of Directors attended in person ($500 if participation was via telephone) and $1,000 for each committee meeting attended during 2000. KCS also reimburses directors for expenses they incur in attending board and committee meetings.

     There was no compensation, not covered above, paid or distributed in 2001 to any of the directors who are not executive officers of KCS.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has been the auditor of the Corporation since its inception in 1988. The Audit Committee has carefully considered events to date concerning Arthur Andersen LLP, including the U.S. Justice Department's recent action against the firm. The Board of Directors has delegated to the Audit Committee the responsibility to work with KCS management to review the qualifications of the major national accounting firms to serve as the Corporation's independent public accountants for the fiscal year ending December 31, 2002. The Audit Committee will assemble a list of candidate firms to evaluate their qualifications and to make a recommendation to the full Board. The Board's selection will be announced as soon as the Corporation completes its deliberations.

              AUDIT FEES; FINANCIAL INFORMATION SYSTEMS DESIGN AND
                     IMPLEMENTATION FEES AND ALL OTHER FEES

     Aggregate fees billed by Arthur Andersen LLP for the fiscal year 2001 audit and the reviews of the financial statements included in the Corporation's quarterly reports on Form 10-Q filed for such fiscal year, and for all other services rendered by Arthur Andersen LLP for such fiscal year were $305,000 and $95,100, respectively. Arthur Andersen LLP did not render any services related to financial information systems design and implementation for such fiscal year.

                                AUDIT COMMITTEE

     As described more fully in its charter, the Audit Committee of the Board of Directors ("Audit Committee") is responsible for, among other things, considering the appointment of the independent public accountants for the Corporation, reviewing with the independent public accountants the plan and the scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with the independent public accountants. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent.

     In 2000, the Audit Committee approved and adopted an Audit Committee Charter, which sets forth the qualifications of members and the responsibilities of the committee. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. In accordance with the Audit Committee Charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. During 2001, the Audit Committee met three times and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the controller and independent public accountants prior to public release.

     Management is responsible for the preparation, presentation and integrity of the Corporation's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Corporation's independent public accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent public accountants. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent public accountants represented that its presentations included the matters required to be discussed with the independent public accountants by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." The independent public accountants also provided the Audit Committee with a letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with the independent public accountants that firm's independence. The Audit Committee considered whether the provision of non-audit services by the Corporation's independent public accountants is compatible with maintaining the accountants' independence.

     Based upon its review and discussions with management and the independent public accountants, the Audit Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

                                          Christopher A. Viggiano, Chair
                                          G. Stanton Geary
                                          Robert G. Raynolds

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Corporation's Common Stock to the New York Stock Exchange ("NYSE") Market Value Index and to a Peer Group (composed of Cabot Oil and Gas Corp., Comstock Resources, Inc., Houston Exploration Co., Magnum Hunter Resources, Inc., Meridian Resource Corp, Mission Resources Corporation (formerly Bellwether Exploration Co.), Patina Oil and Gas Corp., Pogo Producing Co., Range Resources Corp., Stone Energy Corp., Swift Energy Co., and Tom Brown Inc.). Belco Oil and Gas Corp., who merged with West Port Resources Corporation in August 2001, and HS Resources, Inc., who merged with Kerr McGee Corporation in May 2001 were removed from the peer group in 2001. The graph assumes that the value of the investment in the Corporation's Common Stock and each index was $100 at January 1, 1997 and that all dividends were reinvested.

                              [PERFORMANCE GRAPH]

                                              1996       1997       1998       1999       2000       2001
COMPANY/INDEX/MARKET                         -------    -------    -------    -------    -------    -------
KCS Energy Inc.                              100.00     116.47      16.97       4.63      23.13      17.76

Customer Selected Stock List                 100.00      84.18      47.95      61.03     129.97      99.01

NYSE Market Index                            100.00     131.56     156.55     171.42     175.51     159.87

                                 ANNUAL REPORT

     Included with this Proxy Statement is the Annual Report for 2001. Stockholders are referred to this report for financial and other information about the activities of the Corporation.

                             REVOCABILITY OF PROXY

     The form of proxy enclosed is for use at the Meeting if a stockholder will be unable to attend in person. The proxy may be revoked by a stockholder at any time before it is exercised. All shares represented by valid proxies received prior to the Meeting, pursuant to this solicitation and not revoked before they are exercised, will be voted. Pursuant to Delaware statutes, the presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the secretary of the Meeting prior to the voting of such proxy.

                             VOTING AT THE MEETING

     A majority of the votes entitled to be cast on matters to be considered at the Meeting constitutes a quorum. If a share is represented for any purpose at the Meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Meeting will not be included in determining whether a quorum is present.

     The election of each nominee for director requires a plurality of the votes cast. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

                             STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at the 2003 Annual Meeting, it must be received by the Secretary of the Corporation at 5555 San Felipe, Suite 1200, Houston Texas 77056, by not later than December 19, 2002, in order to be eligible for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting. Such proposals must meet all of the requirements of the Securities and Exchange Commission to be eligible for inclusion in the Corporation's 2003 Proxy materials. Among such requirements, at the time of submission of the proposal, the submitting stockholder must be the record or beneficial owner of 1% or $2,000 in market value of the Corporation's Common Stock for at least one year. Proposals submitted outside of the processes required by the Securities and Exchange Commission will be considered untimely if the Corporation is not provided notice of the proposal by March 1, 2003.

                       SECURITIES EXCHANGE ACT COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Corporation's review of the copies of such forms that it has received, the Corporation believes that, with the exception of Mr. Raynolds who was late in filing a Form 4 in October 2001, all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2001.

                                 OTHER BUSINESS

     Management does not intend to present and does not have any reason to believe that others will present at the Meeting any item of business other than those set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters at the discretion and in accordance with the judgment of the person acting under the proxy.

                                          By Order of the Board of Directors

                                       /s/ FREDERICK DWYER
                                         Frederick Dwyer
                                         Secretary

Houston, Texas
April 18, 2002

[X] PLEASE MARK VOTES                        KCS ENERGY, INC.
    AS IN THIS EXAMPLE        ANNUAL MEETING OF STOCKHOLDERS -- MAY 23, 2002

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

  The undersigned hereby appoints James W. Christmas and Frederick Dwyer, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on May 23, 2002 and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. The proxies are instructed to vote as follows:

                                        FOR  WITHHOLD  EXCEPT
1. Election of the Board's nominees     [ ]    [ ]      [ ]
   for Director

   JAMES W. CHRISTMAS, JOEL D. SIEGEL, CHRISTOPHER A. VIGGIANO


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, CHECK THE BOX LABELED "EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


--------------------------------------------------------------------------------

                (the Board of Directors recommends a vote "FOR")

2. To take action upon any other business as may properly come before the meeting.


PLEASE CHECK BOX IF YOU PLAN TO                   [ ]
ATTEND THE MEETING


  UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR THE BOARD'S NOMINEES.

  Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

  For an account in the name of two more persons, each should sign, or if one signs, he should attach evidence of his authority.

                                                              ------------------
Please be sure to sign and date this Proxy in the box below.  Date
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Stockholder sign above        Co-holder (if any) sign above

  * DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.*

                                KCS ENERGY, INC.

--------------------------------------------------------------------------------
   Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


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